                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-22877, No. 33-37159, No. 33-57350, No. 33-61085,
No. 333-06859, No. 333-32555, No. 333-62917, No. 333-81787, No. 333-31304, No.
333-37216, No. 333-41688, No. 333-47722 and No. 333-54384) and Form S-3 (No.
333-44746) of Altera Corporation of our report dated January 17, 2001 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California
March 6, 2001



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